Press Release

Investor & Media Contact:

Michelle Spolver
Fortinet, Inc.
408-486-7837
mspolver@fortinet.com

Fortinet Reports Record Financial Results
•Revenues of $116.4 million, up 37% year over year
•Billings of $118.4 million, up 25% year over year
•GAAP EPS of $0.11 and Non-GAAP EPS of $0.13
•Cash and investments of $503.0 million, with no debt
•Free cash flow of $34.7 million, up 10% year over year
•GAAP net income of $17.9 million, up 28% year over year
•Non-GAAP net income of $21.7 million, up 61% year over year

SUNNYVALE, Calif. - October 24, 2011 - Fortinet® (NASDAQ: FTNT) - a leading network security provider and the worldwide leader in unified threat management (UTM) solutions - today announced financial results for the third quarter ended September 30, 2011.

Financial Highlights for the Third Quarter of 2011

•
Revenue[1,2]: Total revenue was $116.4 million for the third quarter of 2011, an increase of 37% compared to the third quarter of 2010. Within total revenue, product revenue was $53.1 million, an increase of 48% compared to the third quarter of 2010. Services revenue was $57.8 million, an increase of 30% compared to the third quarter of 2010. Ratable and other revenue was $5.5 million, an increase of 21% compared to the third quarter of 2010.

•
Billings[2,3]: Total billings were $118.4 million for the third quarter of 2011, an increase of 25% compared to the third quarter of 2010. We define billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•	Deferred Revenue: Deferred revenue was $275.1 million as of September 30, 2011, an increase of 17% compared to deferred revenue as of September 30, 2010, and up $1.9 million from June 30, 2011.

•
Cash and Cash Flow[2]: As of September 30, 2011, cash, cash equivalents and investments were $503.0 million, compared to $468.5 million as of June 30, 2011. Cash flow from operations was $36.0 million for the third quarter of 2011, compared to $32.2 million for the third quarter of 2010. In the third quarter of 2011, free cash flow was $34.7 million, compared to $31.5 million for the third quarter of 2010. We define free cash flow, a non-GAAP financial measure of liquidity, as net cash provided by operating activities less capital expenditures.

•
GAAP Operating Income[2]: GAAP operating income was $26.2 million for the third quarter of 2011, representing a GAAP operating margin of 22%, and an increase of 44% compared to the third quarter of 2010.

•
Non-GAAP[3] Operating Income[2]: Non-GAAP operating income was $31.4 million for the third quarter of 2011, representing a non-GAAP operating margin of 27% and an increase of 52% compared to the third quarter of 2010. Non-GAAP operating income and operating margin exclude stock-based compensation expense and income from payments we received related to a patent settlement.

•
GAAP Net Income and EPS[2]: GAAP net income was $17.9 million for the third quarter of 2011, based on a 34% tax rate for the quarter. This compares to GAAP net income of $14.0 million for the third quarter of 2010, based on a 23% tax rate for the quarter. GAAP diluted EPS was $0.11 for the third quarter of 2011, based on 163.9 million weighted-average diluted shares outstanding, compared to $0.09 for the third quarter of 2010, based on 155.8 million weighted-average diluted shares outstanding[4]. GAAP EPS includes $0.01 attributable to a sale of previously-acquired patents and its related tax effects.

•
Non-GAAP[3] Net Income and EPS[2]: Non-GAAP net income was $21.7 million for the third quarter of 2011, based on a 33% effective tax rate for the quarter. Non-GAAP net income for the third quarter of 2010 was $13.5 million, based on a 35% effective tax rate. Non-GAAP diluted EPS was $0.13 for the third quarter of 2011 based on 163.9 million weighted-average diluted shares outstanding, compared to $0.09 for the third quarter of 2010 based on 155.8 million weighted-average diluted shares outstanding[4]. Non-GAAP net income and non-GAAP EPS exclude stock-based compensation expense, income from payments we received related to a patent settlement and the related tax effects. Non-GAAP EPS includes $0.01 attributable to a sale of previously-acquired patents and its related tax effects.

1 Effective January 1, 2011, we prospectively adopted the Financial Accounting Standards Board's new accounting standards related to software revenue recognition for applicable transactions originating or materially modified after December 31, 2010.

2 Includes the impact of a $2.6 million sale of previously-acquired patents during the quarter.

3 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

4 Effective June 1, 2011, we completed a two-for-one stock split of our outstanding shares of common stock effected in the form of a stock dividend. All prior share and per share amounts in this release have been retroactively adjusted so the stock split is reflected for all periods presented.

Management Commentary:
Ken Xie, founder, president and chief executive officer of Fortinet, stated: “We are very pleased with our performance during the third quarter, as demand in the UTM market combined with the successful implementation of our global go-to-market sales strategy continued to drive growth and market share gains. A strong network security product portfolio and the execution of our growth plan enabled us to continue to win business with service providers, and gain further traction with large enterprise deployments across all of our geographies. In addition, we demonstrated the value of our products by winning a landmark enterprise deal in the United States, which represents the largest contract in the company's history. Our high performance UTM solutions continue to differentiate us in the marketplace and fuel our growth.”

Ken Goldman, chief financial officer of Fortinet, stated: "We had record financial performance during the third quarter -- exceeding expectations from a revenue, billings, profitability and cash flow perspective. Product revenue growth was strong, which we view as a leading indicator for our business. In addition, we continued to achieve improvements in productivity levels as we remain focused on leveraging our investments in R&D and implementing our global sales strategy throughout the organization. The strength of our balance sheet and liquidity is demonstrated by our exceeding $500 million in cash and investments with no debt.”

Conference Call Details
Fortinet will host a conference call today, October 24, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 17263883. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of our website at: http://investor.fortinet.com, and a replay will be archived and accessible at:
http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through November 7, 2011, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 17263883.

Following our earnings conference call, we will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 17263883. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through November 7, 2011, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 17263883.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and the market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise -- from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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Copyright © 2011 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB and FortiWeb. Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties and Fortinet does not independently endorse such statements.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business, continued differentiation and growth based on our high performance UTM solutions, our pipeline of business, improving trends in EMEA, and our fourth-quarter product launches. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product introductions and innovation; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Fortinet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. We have computed free cash flow using the same consistent method from quarter to quarter and year to year.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation expense reduced by the income from payments we received from a patent settlement, less the related tax effects for both periods presented. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average shares outstanding, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and the patent settlement. We used a 33 percent effective tax rate to calculate non-GAAP net income for the third quarter of 2011. We used a 35 percent effective tax rate to calculate non-GAAP net income for the third quarter of 2010. We believe these effective tax rates are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,630	$66,859
Short-term investments	322,536	246,651
Accounts receivable, net of allowance for doubtful accounts of $180 and $303, respectively	75,835	72,336
Inventory—Net	12,968	13,517
Deferred tax asset	14,330	8,158
Prepaid expenses and other current assets	9,258	8,849
Deferred cost of revenues	2,369	3,788
Total current assets	503,926	420,158
PROPERTY AND EQUIPMENT—Net	7,485	7,056
DEFERRED TAX ASSET—Non-current	37,443	37,443
DEFERRED COST OF REVENUES	3,775	5,543
LONG-TERM INVESTMENTS	113,801	73,950
OTHER ASSETS	4,557	1,272
TOTAL ASSETS	$670,987	$545,422

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,342	$12,761
Accrued liabilities	22,286	16,303
Accrued payroll and compensation	21,112	19,670
Deferred revenue	192,927	169,648
Total current liabilities	251,667	218,382
DEFERRED REVENUE—Non-current	82,199	82,983
OTHER NON-CURRENT LIABILITIES	20,254	11,603
Total liabilities	354,120	312,968
STOCKHOLDERS' EQUITY:
Common stock	155	150
Additional paid-in-capital	292,440	251,845
Treasury stock	(2,995)	(2,995)
Accumulated other comprehensive income (loss)	(4)	2,181
Retained earnings (accumulated deficit)	27,271	(18,727)
Total stockholders' equity	316,867	232,454
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$670,987	$545,422

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
REVENUE:
Product	$53,093	$35,913	$139,945	$94,060
Services	57,835	44,527	159,192	124,116
Ratable and other revenue [1]	5,498	4,531	13,578	12,921
Total revenue	116,426	84,971	312,715	231,097
COST OF REVENUE:
Product [2]	20,606	13,263	51,272	36,399
Services [2]	9,438	6,565	25,815	19,851
Ratable and other revenue	1,095	1,615	4,026	4,733
Total cost of revenue	31,139	21,443	81,113	60,983
GROSS PROFIT:
Product	32,487	22,650	88,673	57,661
Services	48,397	37,962	133,377	104,265
Ratable and other revenue	4,403	2,916	9,552	8,188
Total gross profit	85,287	63,528	231,602	170,114
OPERATING EXPENSES:
Research and development [2]	16,834	12,389	47,197	36,999
Sales and marketing [2]	36,934	26,987	105,548	81,487
General and administrative [2]	5,359	5,993	16,473	16,985
Total operating expenses	59,127	45,369	169,218	135,471
OPERATING INCOME	26,160	18,159	62,384	34,643
INTEREST INCOME	904	514	2,560	1,181
OTHER INCOME (EXPENSE)—Net	60	(402)	(242)	(565)
INCOME BEFORE INCOME TAXES	27,124	18,271	64,702	35,259
PROVISION FOR INCOME TAXES	9,207	4,254	18,704	10,155
NET INCOME	$17,917	$14,017	$45,998	$25,104
Net income per share: [3]
Basic	$0.12	$0.10	$0.30	$0.18
Diluted	$0.11	$0.09	$0.28	$0.16
Weighted-average shares outstanding: [3]
Basic	153,265	143,672	151,958	138,376
Diluted	163,869	155,842	163,554	153,290

[1] Ratable and other revenue was formerly referred to as Ratable product and services revenue. We have made this change to reflect the $2.6 million sale of patents during the current quarter.

[2] Includes stock-based compensation expense as follows:
Cost of product revenue	$64	$26	$129	$76
Cost of services revenue	564	242	1,124	684
Research and development	1,516	600	2,954	1,741
Sales and marketing	2,708	1,017	6,289	2,780
General and administrative	882	549	2,178	1,565
	$5,734	$2,434	$12,674	$6,846
[3] Effective June 1, 2011, we completed a two-for-one stock split of our outstanding shares of common stock. In accordance with GAAP, we have retroactively displayed the effect of the change in our condensed consolidated financial statements.

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2011	September 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45,998	$25,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,114	4,233
Loss on disposal of fixed assets	22	14
Amortization of investment premiums	9,508	4,934
Stock-based compensation	12,674	6,846
Excess tax benefit from employee stock option plans	(9,264)	(4,191)
Changes in operating assets and liabilities:
Accounts receivable—net	(3,559)	(5,011)
Inventory	(1,478)	(2,815)
Deferred tax assets	(5,546)	(8)
Prepaid expenses and other current assets	(2,429)	(2,905)
Deferred cost of revenues	3,188	(274)
Other assets	(1,456)	50
Accounts payable	2,514	(689)
Accrued liabilities	4,867	1,711
Accrued payroll and compensation	1,582	4,312
Other liabilities (deferred litigation settlement)	2,664	—
Deferred revenue	22,471	33,321
Income taxes payable	23,413	7,327
Net cash provided by operating activities	110,283	71,959
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(407,110)	(311,995)
Maturities and sales of investments	279,681	80,097
Payment made in connection with business acquisition, net	(2,623)	—
Purchases of property and equipment	(2,785)	(2,900)
Deposits of restricted cash	—	(4)
Net cash used in investing activities	(132,837)	(234,802)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	14,018	23,892
Offering costs paid in connection with Initial Public Offering	—	(872)
Excess tax benefit from employee stock option plans	9,264	4,191
Net cash provided by financing activities	23,282	27,211
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(957)	313
NET DECREASE IN CASH AND CASH EQUIVALENTS	(229)	(135,319)
CASH AND CASH EQUIVALENTS—Beginning of period	66,859	212,458
CASH AND CASH EQUIVALENTS—End of period	$66,630	$77,139

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(in thousands)
(unaudited)

Reconciliation of GAAP revenue to billing

	Three Months Ended
	September 30, 2011	September 30, 2010
Total revenue	$116,426	$84,971
Increase in deferred revenue	1,927	9,729
Total billings (Non-GAAP)	$118,353	$94,700

Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended
	September 30, 2011	September 30, 2010
Net cash provided by operating activities	$36,039	$32,193
Less purchases of property and equipment	(1,335)	(671)
Free cash flow (Non-GAAP)	$34,704	$31,522
Net cash used in investing activities *	$(52,950)	$(84,943)
Net cash provided by financing activities	$7,572	$11,890

* Includes purchases of property and equipment

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures and other non-GAAP information
(in thousands, except per share amounts)
(unaudited)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and net income per share.

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$26,160	$5,191	(a)	$31,351	$18,159	$2,434	(b)	$20,593
Operating Margin	22%			27%	21%			24%
		5,191	(a)			2,434	(b)
		(1,457)	(c)			(2,993)	(c)
Net Income	$17,917	3,734		$21,651	$14,017	(559)		$13,458
Net income per share - diluted	$0.11			$0.13	$0.09			$0.09
Shares used in per share calculations - diluted	163,869			163,869	155,842			155,842

(a) To eliminate $5.7 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended September 30, 2011.
(b) To eliminate $2.4 million of stock-based compensation expense in the three months ended September 30, 2010.
(c) To eliminate the tax effects related to expenses noted in (a) and (b)